Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Fourth Quarter, Full Year 2020 Results,
Initiates 2021 Guidance and Announces Investment Activity

Philadelphia, PA, February 2, 2021 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and twelve-month periods ended December 31, 2020.
Management Comments
“As we begin a new year, the continued health and safety of our employees, tenants and stakeholders remain a top priority,” stated Jerry Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “Our operating platform remains strong. We exceeded our 2020 $26 million speculative revenue target, we achieved strong quarterly mark-to-market rents increasing 11.0% and 18.9% on a cash and accrual basis and our portfolio experienced 59,000 square feet of net absorption. We executed several successful capital markets transactions including a joint venture of a 1.1 million square foot office portfolio located in the Pennsylvania suburbs and suburban Maryland and a $50 million preferred equity investment in an office complex located in Austin, Texas. As result of our capital markets activity, at year-end, we had no outstanding balance on our $600 million unsecured line of credit and $46 million of cash-on-hand. While the pace of the economic recovery and a full reopening remains uncertain, we are introducing our 2021 FFO guidance range of $1.32 to $1.42 per share which reflects $0.04/share of net dilution from our recent joint venture sales activity.”
Fourth Quarter 2020 Highlights
Financial Results
•Net income allocated to common shareholders; $18.9 million, or $0.11 per diluted share.
•Funds from Operations (FFO); $61.4 million, or $0.36 per diluted share.
Portfolio Results
•Core Portfolio: 91.9% occupied and 93.0% leased.
•New and renewal leases signed: 372,000 square feet.
•Rental Rate Mark-to-Market: 18.9% on an accrual basis and 11.0% on a cash basis.
•Tenant Retention Ratio: 46% in fourth quarter and 52% for 2020.
COVID-19 Update
We continue to monitor events related to COVID-19 and are taking steps to mitigate the potential impact and risks to Brandywine. While the duration and economic impact of the COVID-19 pandemic remains unknown, as of the date of this press release, we believe that the impact of COVID-19 has been reflected in our 2021 business plan and earnings estimates. We are continually assessing the ongoing effects of the pandemic to our business plan, our tenants and earnings estimates.

The following is a summary of our fourth quarter consolidated cash base rent collections as of February 1, 2021:
•98.3% of total cash-based rent due has been received from our tenants during the fourth quarter 2020, which represents a 98.5% collection rate from our office tenants.
•We have granted rent relief requests primarily to our co-working and retail tenants, totaling approximately 0.8% of annualized billings. The relief requests have substantially all been in the form of rent deferrals that are primarily being repaid by year-end 2021.
•Through February 1, 2021, we have collected 30% of the rent deferrals.
Transaction Activity
Joint Venture Activity
•On December 21, 2020, we sold a portfolio of twelve suburban office properties containing an aggregate of 1.1 million square feet ("Mid-Atlantic Office Portfolio"), nine of which are located in the Pennsylvania suburbs and three of which are located in Maryland, for a gross sales price of $192.9 million. We retained a 20% interest in the Mid-Atlantic Office Portfolio through an unconsolidated joint venture ("Mid-Atlantic Office JV"). The joint venture simultaneously closed on a $121.0 million first mortgage loan secured by the properties and we invested $20 million through a preferred equity interest in the joint venture at closing. We earn a 9% current pay annual preferred return on the investment. We received $155.8 million in net cash proceeds at closing and recorded a gain on sale of $15.2 million. Brandywine will provide management, leasing and construction management services to the joint venture.
Acquisition Activity
•On November 5, 2020, we acquired an office building containing 119,763 rentable square feet located at 1505-11 Race Street in Philadelphia, Pennsylvania for a gross purchase price of $9.7 million. The building is 100% occupied by a single tenant and we intend to redevelop the building once the tenant vacates.
•On November 30, 2020, we acquired an office building containing 169,843 rentable square feet located at 250 King of Prussia Road in Radnor, Pennsylvania for a gross purchase price of $20.3 million. The acquisition was consummated in connection with our previously announced transaction with Penn Medicine. The property has minimal occupancy and our intention is to commence a redevelopment of the building during 2021.
Structured Finance Activity
•On December 31, 2020, we invested $50 million through a preferred equity interest in two office properties located in Austin, Texas. The investment has an initial term of 36 months with a one-year extension option. We earn a 9% current pay annual preferred return on the investment and the investment has a December 31, 2023 mandatory redemption date. The portfolio totals approximately 554,000 square feet and is secured by a $95.0 million first mortgage.
Finance Activity
•We had no outstanding balance on our $600.0 million unsecured revolving credit facility as of December 31, 2020.
•We had $46.3 million of unrestricted cash and cash equivalents as of December 31, 2020.
•Two Logan Square: We acquired the first mortgage, totaling $79.8 million on October 21, 2020. The first mortgage was acquired with cash-on-hand and proceeds from our unsecured line of credit.
•Four Tower Bridge: We repaid the first mortgage loan totaling $9.1 million, at par. As a result, our wholly-owned portfolio is now unencumbered and we have no secured mortgage debt. The first mortgage was repaid with cash-on-hand and proceeds from our unsecured line of credit.

Results for the Three and Twelve-Month Periods Ended December 31, 2020
Net income allocated to common shares totaled $18.9 million, or $0.11 per diluted share, in the fourth quarter of 2020 compared to net income of $16.7 million or $0.09 per diluted share in the fourth quarter of 2019.
FFO available to common shares and units in the fourth quarter of 2020 totaled $61.4 million or $0.36 per diluted share versus $67.0 million or $0.38 per diluted share in the fourth quarter of 2019. Our fourth quarter 2020 FFO payout ratio ($0.19 common share distribution / $0.36 FFO per diluted share) was 52.8%.
Net income allocated to common shares totaled $305.1 million or $1.77 per diluted share for the twelve months of 2020 compared to net income of $33.9 million or $0.19 per diluted share for the twelve months of 2019. The 2020 results include a $271.9 million, or $1.58 per diluted share, net gain on disposition of real estate from our previously announced joint venture of Commerce Square.
Our FFO available to common shares and units for the twelve months ended 2020 totaled $240.5 million, or $1.39 per diluted share, compared to our FFO available to common shares and units for the twelve months of 2019, which totaled $253.3 million, or $1.43 per diluted share. Our 2020 FFO payout ratio ($0.76 common share distribution / $1.39 FFO per diluted share) was 54.7%.
Operating and Leasing Activity
In the fourth quarter of 2020, our Net Operating Income (NOI) excluding termination revenues, write-off of prior straight-line rent receivables and other income items decreased (0.2%) on a GAAP basis and (3.5%) on a cash basis for our 75 same store properties, which were 91.8% and 92.5% occupied on December 31, 2020 and 2019, respectively.
We leased approximately 372,000 square feet and commenced occupancy on 305,000 square feet during the fourth quarter of 2020. The fourth quarter occupancy activity includes 80,000 square feet of renewals, 192,000 square feet of new leases and 33,000 square feet of tenant expansions. We have an additional 144,000 square feet of executed new leasing scheduled to commence subsequent to December 31, 2020.
We experienced a 46% tenant retention ratio in our core portfolio with net absorption of 59,000 square feet during the fourth quarter of 2020. Fourth quarter rental rate growth increased 18.9% as our renewal rental rates increased 20.7% and our new lease/expansion rental rates increased 17.9%, all on a GAAP basis.
At December 31, 2020, our core portfolio of 78 properties comprising 13.4 million square feet was 91.9% occupied and we are now 93.0% leased (reflecting new leases commencing after December 31, 2020).
Distributions
On December 8, 2020, our Board of Trustees declared a quarterly dividend distribution of $0.19 per common share that was paid on January 20, 2021 to shareholders of record as of January 6, 2021.
2021 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are providing our initial 2021 net income guidance of $0.32 - $0.42 to per diluted share and 2021 FFO guidance of $1.32 - $1.42 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2021 FFO and earnings per diluted share:

Guidance for 2021		Range

Earnings per diluted share allocated to common shareholders	$0.32	to	$0.42
Plus: real estate depreciation, amortization	1.00		1.00

FFO per diluted share	$1.32	to	$1.42

Our 2021 FFO key assumptions include:
•Year-end Core Occupancy Range: 91-93%;
•Year-end Core Leased Range: 92-94%;
•Rental Rate Mark-to-Market (accrual): 14-16%;
•Rental Rate Mark-to-Market (cash): 8-10%;
•Same Store (accrual) NOI Range: 0-2%;
•Same Store (cash) NOI Range: 3-5%;
•Speculative Revenue Range: $18.0-$22.0 million, $14.7 million achieved;
•Tenant Retention Rate Range: 51-53%;
•Property Acquisition Activity: None;
•Property Sales Activity: None;
•Joint Venture Activity: None;
•Development/Redevelopment Starts: Two starts;
•Core and Same Store Portfolio Adjustments: Effective January 1, 2021, we are removing 2340 Dulles (placed into redevelopment) and 905 Broadmoor (taken out of service);
•Financing Activity: None;
•Share Buyback Activity: None;
•Annual earnings and FFO per diluted share based on 173.0 million fully diluted weighted average common shares.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 175 properties and 24.7 million square feet as of December 31, 2020 which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast
We will hold our fourth quarter conference call on Wednesday, February 3, 2021 at 9:00 a.m. Eastern. The conference call can be accessed by dialing 1-833-818-6810 and providing conference ID: 7644589. Beginning two hours after the conference call, a taped replay of the call can be accessed through Friday, February 19, 2021, by calling 1-855-859-2056 and entering access code 7644589. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.
Looking Ahead – First Quarter 2021 Conference Call
We anticipate we will release our first quarter 2021 earnings on Wednesday, April 21, 2021, after the market close and will host our first quarter 2021 conference call on Thursday, April 22, 2021 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2021 guidance, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and in ability to obtain adequate insurance, including coverage for terrorist acts; asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2019 and our Form 10-Q for the quarter ended March 31, 2020. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies
Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.

Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	December 31, 2020	December 31, 2019
ASSETS
Real estate investments:
Operating properties	$3,474,109	$4,006,459
Accumulated depreciation	(896,561)	(973,318)
Right of use asset - operating leases, net	20,977	21,656
Operating real estate investments, net	2,598,525	3,054,797
Construction-in-progress	210,311	180,718
Land held for development	117,984	96,124
Prepaid leasehold interests in land held for development, net	39,185	39,592
Total real estate investments, net	2,966,005	3,371,231
Assets held for sale, net	7,349	7,349
Cash and cash equivalents	46,344	90,499
Accounts receivable, net of allowance of $0 and $284 as of December 31, 2020 and December 31, 2019, respectively	13,536	16,363
Accrued rent receivable, net of allowance of $5,086 and $7,691 as of December 31, 2020 and December 31, 2019, respectively	155,372	174,144
Investment in Real Estate Ventures	401,327	120,294
Deferred costs, net	84,856	95,560
Intangible assets, net	48,570	84,851
Other assets	176,747	115,678
Total assets	$3,900,106	$4,075,969
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	$—	$313,812
Unsecured term loan, net	249,084	248,561
Unsecured senior notes, net	1,581,511	1,582,045
Accounts payable and accrued expenses	121,982	113,347
Distributions payable	32,706	33,815
Deferred income, gains and rent	21,396	35,284
Intangible liabilities, net	18,448	22,263
Lease liability - operating leases	22,758	22,554
Other liabilities	47,573	15,985
Total liabilities	$2,095,458	$2,387,666
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 170,572,964 and 176,480,095 issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	1,707	1,766
Additional paid-in-capital	3,138,152	3,192,158
Deferred compensation payable in common shares	17,516	16,216
Common shares in grantor trust, 1,160,494 and 1,105,542 issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	(17,516)	(16,216)
Cumulative earnings	1,110,083	804,556
Accumulated other comprehensive loss	(7,561)	(2,370)
Cumulative distributions	(2,448,238)	(2,318,233)
Total Brandywine Realty Trust's equity	1,794,143	1,677,877
Noncontrolling interests	10,505	10,426
Total beneficiaries' equity	1,804,648	1,688,303
Total liabilities and beneficiaries' equity	$3,900,106	$4,075,969

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue
Rents	$120,843	$139,552	$513,504	$554,665
Third party management fees, labor reimbursement and leasing	5,241	5,585	18,580	19,626
Other	737	1,902	2,768	6,126
Total revenue	126,821	147,039	534,852	580,417
Operating expenses
Property operating expenses	29,852	37,819	132,172	154,361
Real estate taxes	14,507	15,118	63,032	62,237
Third party management expenses	2,706	2,213	10,252	9,248
Depreciation and amortization	42,969	51,267	188,283	210,005
General and administrative expenses	6,315	6,939	30,288	32,156
Total operating expenses	96,349	113,356	424,027	468,007
Gain on sale of real estate
Net gain on disposition of real estate	14,974	—	289,461	356
Net gain on sale of undepreciated real estate	—	519	201	2,020
Total gain on sale of real estate	14,974	519	289,662	2,376
Operating income	45,446	34,202	400,487	114,786
Other income (expense):
Interest income	452	682	1,939	2,318
Interest expense	(17,401)	(20,239)	(73,911)	(81,512)
Interest expense - amortization of deferred financing costs	(709)	(742)	(2,904)	(2,768)
Equity in loss of Real Estate Ventures	(8,702)	(5,108)	(18,584)	(9,922)
Net gain on real estate venture transactions	—	8,045	75	11,639
Net income before income taxes	19,086	16,840	307,102	34,541
Income tax (provision) benefit	—	34	224	(12)
Net income	19,086	16,874	307,326	34,529
Net income attributable to noncontrolling interests	(98)	(107)	(1,799)	(262)
Net income attributable to Brandywine Realty Trust	18,988	16,767	305,527	34,267
Nonforfeitable dividends allocated to unvested restricted shareholders	(93)	(91)	(410)	(396)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$18,895	$16,676	$305,117	$33,871
PER SHARE DATA
Basic income per Common Share	$0.11	$0.09	$1.77	$0.19
Basic weighted average shares outstanding	170,572,964	176,330,079	171,926,079	176,132,941
Diluted income per Common Share	$0.11	$0.09	$1.77	$0.19
Diluted weighted average shares outstanding	171,071,849	176,836,658	172,317,076	176,686,813

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$18,895	$16,676	$305,117	$33,871
Add (deduct):
Net income attributable to noncontrolling interests - LP units	98	96	1,779	193
Nonforfeitable dividends allocated to unvested restricted shareholders	93	91	410	396
Net gain on real estate venture transactions	—	(8,045)	(75)	(10,363)
Net gain on disposition of real estate	(14,974)	—	(289,461)	(356)
Company's share of impairment of an unconsolidated real estate venture	—	2,832	—	2,832
Depreciation and amortization:
Real property	33,851	36,767	143,877	149,600
Leasing costs including acquired intangibles	8,604	14,015	42,390	58,493
Company’s share of unconsolidated real estate ventures	15,048	4,842	37,291	19,657
Partners’ share of consolidated real estate ventures	(5)	(58)	(129)	(226)
Funds from operations	$61,610	$67,216	$241,199	$254,097
Funds from operations allocable to unvested restricted shareholders	(176)	(183)	(705)	(750)
Funds from operations available to common share and unit holders (FFO)	$61,434	$67,033	$240,494	$253,347
FFO per share - fully diluted	$0.36	$0.38	$1.39	$1.43
Weighted-average shares/units outstanding - fully diluted	172,053,483	177,818,284	173,298,710	177,668,804
Distributions paid per common share	$0.19	$0.19	$0.76	$0.76
FFO payout ratio (distributions paid per common share/FFO per diluted share)	52.8%	50.0%	54.7%	53.1%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 4th QUARTER
(unaudited and in thousands)

Of the 82 properties owned by the Company as of December 31, 2020, a total of 75 properties ("Same Store Properties") containing an aggregate of 13.0 million net rentable square feet were owned for the entire three months ended December 31, 2020 and 2019. As of December 31, 2020, three properties were recently completed/acquired, and four properties were in development/redevelopment. Average occupancy for the Same Store Properties was 91.3% and 92.5% during the three-month periods ended December 31, 2020 and 2019, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2020	2019
Revenue
Rents	$108,274	$109,744
Other	180	633
Total revenue	108,454	110,377
Operating expenses
Property operating expenses	27,035	29,171
Real estate taxes	12,988	11,917
Net operating income	$68,431	$69,289
Net operating income - percentage change over prior year	(1.2)%
Net operating income, excluding other items	$67,919	$68,051
Net operating income, excluding other items - percentage change over prior year	(0.2)%
Net operating income	$68,431	$69,289
Straight line rents & other	(5,290)	(2,747)
Above/below market rent amortization	(938)	(1,459)
Amortization of tenant inducements	213	188
Non-cash ground rent	208	211
Cash - Net operating income	$62,624	$65,482
Cash - Net operating income - percentage change over prior year	(4.4)%
Cash - Net operating income, excluding other items	$61,648	$63,860
Cash - Net operating income, excluding other items - percentage change over prior year	(3.5)%
	Three Months Ended December 31,
	2020	2019
Net income:	$19,086	$16,874
Add/(deduct):
Interest income	(452)	(682)
Interest expense	17,401	20,239
Interest expense - amortization of deferred financing costs	709	742
Equity in loss of Real Estate Ventures	8,702	5,108
Net gain on real estate venture transactions	—	(8,045)
Net gain on disposition of real estate	(14,974)	—
Net gain on sale of undepreciated real estate	—	(519)
Depreciation and amortization	42,969	51,267
General & administrative expenses	6,315	6,939
Income tax benefit	—	(34)
Consolidated net operating income	79,756	91,889
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(11,325)	(22,600)
Same store net operating income	$68,431	$69,289

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – TWELVE MONTHS
(unaudited and in thousands)

Of the 82 properties owned by the Company as of December 31, 2020, a total of 74 properties ("Same Store Properties") containing an aggregate of 12.8 million net rentable square feet were owned for the entire twelve months ended December 31, 2020 and 2019. As of December 31, 2020, four properties were recently completed/acquired, and four properties were in development/redevelopment. Average occupancy for the Same Store Properties was 91.5% and 92.7% during the twelve-month periods ended December 31, 2020 and 2019, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Year Ended December 31,
	2020	2019
Revenue
Rents	$425,404	$428,414
Other	870	1,638
Total revenue	426,274	430,052
Operating expenses
Property operating expenses	107,571	113,253
Real estate taxes	51,012	48,133
Net operating income	$267,691	$268,666
Net operating income - percentage change over prior year	(0.4)%
Net operating income, excluding other items	$264,626	$265,249
Net operating income, excluding other items - percentage change over prior year	(0.2)%
Net operating income	$267,691	$268,666
Straight line rents & other	(13,776)	(8,303)
Above/below market rent amortization	(4,316)	(5,655)
Amortization of tenant inducements	829	691
Non-cash ground rent	835	850
Cash - Net operating income	$251,263	$256,249
Cash - Net operating income - percentage change over prior year	(1.9)%
Cash - Net operating income, excluding other items	$246,343	$251,904
Cash - Net operating income, excluding other items - percentage change over prior year	(2.2)%
	Year Ended December 31,
	2020	2019
Net income:	$307,326	$34,529
Add/(deduct):
Interest income	(1,939)	(2,318)
Interest expense	73,911	81,512
Interest expense - amortization of deferred financing costs	2,904	2,768
Equity in loss of Real Estate Ventures	18,584	9,922
Net gain on real estate venture transactions	(75)	(11,639)
Net gain on disposition of real estate	(289,461)	(356)
Net gain on sale of undepreciated real estate	(201)	(2,020)
Depreciation and amortization	188,283	210,005
General & administrative expenses	30,288	32,156
Income tax provision (benefit)	(224)	12
Consolidated net operating income	329,396	354,571
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(61,705)	(85,905)
Same store net operating income	$267,691	$268,666